CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Kinder Morgagn Energy Partners, L.P. of our report dated April 24, 1997 relating to the balance sheet of Kinder Morgan G.P., Inc. which is incorporated by reference in such Prospectus. We also consent to the reference to us under the headings "Experts' in such prospectus.


                         /s/ Price Waterhouse LLP
                         ____________________________________________________
                         PRICE WATERHOUSE LLP




Houston, Texas
February 19, 1998